Exhibit 99.1

CONTACT:	William Koziel (847) 597-8803

Così, Inc. Reports Fourth Quarter Sales

DEERFIELD, IL – January 26, 2012 – Così, Inc. (NASDAQ: COSI), the premium convenience restaurant company, today reported that total revenues for the 2011 fourth quarter increased by $838,000 to $26,193,000 compared to $25,355,000 for the 2010 fourth quarter.  The 2011 fourth quarter included one extra week of revenues versus the 2010 fourth quarter.

System-wide comparable restaurant sales, which assume a 52 week year as measured for restaurants in operation for more than 15 months, recorded an aggregate 2.6% increase compared to the fourth quarter of 2010.  The breakdown in comparable sales between Company-owned and franchise-operated restaurants are as follows:

For the 13 weeks ended December 26, 2011
Company-owned	0.9%
Franchise-operated	5.3%
Total System	2.6%

The Company-owned comparable restaurant sales increase for the 2011 fourth quarter was comprised of a 0.6% increase in traffic and a 0.3% increase in average check.  Così noted that the comparable sales results for the fourth quarter benefited from several marketing initiatives to drive traffic and build average check as well as from seasonally milder weather.  Così also stated that system-wide comparable sales to date for the first quarter of 2012 are consistent with the comparable sales results achieved for the fourth quarter.

“I was pleased to see the positive system-wide comparable sales trend Cosi achieved in the fourth quarter culminating with an 8.2% increase in December,” said Carin Stutz, Così's President and Chief Executive Officer.  “This sales performance only reinforces my confidence in the long term potential of this great brand.”

Company-owned net restaurant sales increased by $701,000 to $25,334,000 for the 2011 fourth quarter compared to $24,633,000 for the 2010 fourth quarter.  The increase over last year’s quarter was largely due to $1,375,000 of sales related to the extra week of sales in the 2011 fourth quarter (14 weeks versus 13 weeks) partially offset by sales related to several locations closed during and subsequent to the fourth quarter of 2010.  Franchise fees and royalty revenues for the fourth quarter contributed $859,000 compared to $723,000 in the 2010 fourth quarter.  The increase in royalties in the 2011 fourth quarter over last year’s quarter was due primarily to higher sales as well as royalties related to the extra week of sales in the 2011 fourth quarter.

Così noted that the 2011 fiscal year included 53 weeks, 14 weeks in the fourth quarter, versus the 2010 fiscal year which included 52 weeks, 13 weeks in the fourth quarter.

Company-owned comparable sales are based on sales from restaurants that have been operating as Così for more than 15 months.  Franchise-operated comparable sales are based on sales, as reported by franchisees, from restaurants that have been operating as Così for more than 15 months.

Franchise-operated and system-wide comparable restaurant sales percentages are non-GAAP measures, which should not be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP and may not be comparable to system-wide sales as defined or used by other companies.  Così does not record franchise-operated sales as revenues.  However, Così’s royalty revenues are calculated based on a percentage of franchise-operated restaurant sales.  Management believes franchise-operated and system-wide comparable sales information are useful in assessing consumer acceptance of the Company’s brand, facilitates an understanding of financial performance and overall sales trends, helps the Company understand the effectiveness of marketing initiatives, the cost of which our franchisees contribute to based on a percentage of their sales, and provides information that is relevant for comparison within the industry.

Teleconference and Webcast Information

Così expects to report fourth quarter and full year results after the market close on March 29, 2012 and host a teleconference and webcast at 5:00 p.m. Eastern Time on that day to discuss the Company’s results for the 2011 fourth quarter and full year.

Audio
Dial In Number: 866-700-0161
Secondary Dial In Number: 617-213-8832
Code: 62523653
Note: Participants should dial in a few minutes prior to the start time.

Webcast
Website link: http://investors.getcosi.com
Live then archived for one year

Replay
Dial In Number: 888-286-8010
Secondary Dial In Number: 617-801-6888
Code: 76740070
Available until: April 5, 2012

About Così, Inc.
Così® (http://www.getcosi.com) is a national fast casual restaurant chain that has developed featured foods built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open-flame stone-hearth ovens prominently located in each of the restaurants. Così’s warm and urbane atmosphere is geared towards its sophisticated, upscale, urban and suburban guests. There are currently 80 Company-owned and 56 franchise restaurants operating in seventeen states, the District of Columbia and the United Arab Emirates. The Così® vision is to become America's favorite fast casual restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

The Così® menu features Così® sandwiches, freshly-tossed salads, breakfast wraps, melts, soups, Così® Squagels®, flatbread pizzas, S'mores, snacks and other desserts, and a wide range of coffee and coffee-based drinks and other specialty beverages. Così® restaurants are designed to be welcoming and comfortable with an eclectic environment. Così's sights, sounds, and spaces create a tasteful, relaxed ambience that provides a fresh and new dining experience.

“Così,” “(Sun & Moon Design)” and related marks are registered trademarks of Così, Inc. in the U.S.A. and certain other countries. Copyright © 2011 Così, Inc. All rights reserved.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward- looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward- looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products and supply and delivery shortages and interruptions; labor shortages or increased labor costs; changes in demographic trends and consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, produce, or other foods or the effects of food-borne illnesses, such as E. coli, “mad cow disease” and avian influenza or “bird flu”; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; expansion into new markets including foreign markets; our ability to attract and retain qualified franchisees and our franchisees’ ability to open restaurants on a timely basis; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required government approvals and permits; our ability to create customer awareness of our restaurants in new markets; the reliability of our customer and market studies; cost effective and timely planning, design and build out of restaurants; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; market saturation due to new restaurant openings; inadequate protection of our intellectual property; our ability to obtain additional capital and financing; adverse weather conditions which impact customer traffic at our restaurants; and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

Additional information is available on Così's website at
http://www.getcosi.com in the investor relations section.